As filed with the Securities and Exchange Commission on July 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Processa Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7380 Coca Cola Drive, Suite 106	45-1539785
(State or other jurisdiction of	Hanover, MD 21076	(I.R.S. Employer
incorporation or organization)	(Address of Principal Executive Offices)	Identification No.)

Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan

(Full title of the plan)

George Ng

Chief Executive Officer

7380 Coca Cola Drive, Suite 106

Hanover, MD 21076

443-776-3133

(Name, address and telephone number of agent for service)

Copy to:

Michael B. Kirwan

John J. Wolfel, Jr.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 500,000 additional shares of common stock, par value $0.0001 per share, of Processa Pharmaceuticals, Inc. (the “Company”) in connection with the Amended and Restated Processa Pharmaceuticals, Inc.’s 2019 Omnibus Incentive Plan (the “Plan”).

The Plan is described in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders held on June 28, 2024. An amendment to the Plan to add an additional 500,000 shares to the Plan was approved by the Company’s stockholders at that meeting.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 (Registration No. 333-233264), Form S-8 (Registration No. 333-257557) and Form S-8 (Registration No. 333-266912), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”), are hereby incorporated in this Registration Statement by reference:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024;

●	our Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders, filed April 29, 2024 and as revised on June 11, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 10, 2024;

●	our Current Reports on Form 8-K, filed with the SEC on January 18, 2024, January 25, 2024, January 30, 2024, February 6, 2024, May 21, 2024, July 2, 2024 and July 17, 2024; and

●	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed September 17, 2020, and any amendment or report updating that description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

Item 8. Exhibits.

Exhibit Number	Description

3.2	Fourth Amended and Restated Certificate of Incorporation of Heatwurx, Inc. (incorporated herein by reference to Exhibit 3.1 to the Form S-1/A filed with the SEC on September 16, 2020)

3.2.1	Amendment to Fourth Amended and Restated Certificate of Incorporation of Heatwurx, Inc. (incorporated herein by reference to Exhibit 3.1.1 to the Form S-1/A filed with the SEC on September 16, 2020)

3.2.2	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation dated August 8, 2019 (incorporated herein by reference to Exhibit 3 to Form 10-Q filed on August 14, 2019)

3.2.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. dated June 25, 2020 (incorporated herein by reference to Exhibit 3.1.4 to the Form S-1/A filed with the SEC on September 16, 2020)

3.2.4	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. dated January 1, 2022 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on January 6, 2022)

3.2.5	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 29, 2023)

3.2.6	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1.6 to Form S-1/A filed on January 22, 2024)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 21, 2023)

4.1*	Amended and Restated Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan

5.1*	Legal Opinion of Foley & Lardner LLP

23.1*	Consent of Independent Registered Public Accounting Firm, BD & Co. Inc.

23.2*	Consent of Foley & Lardner LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

107*	Filing Fee Table

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, State of Maryland, on this 22nd day of July 2024.

PROCESSA PHARMACEUTICALS, INC.

By:	/s/ George Ng
George Ng
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 22, 2024 in the capacities indicated.

Signature	Title

/s/ George Ng	Chief Executive Officer, Director (Principal Executive Officer)

/s/ Russell Skibsted	Chief Financial Officer
Russell Skipsted	(Principal Financial Officer and Principal Accounting Officer)

/s/ Justin Yorke	Director
Justin Yorke

/s/ Geraldine Pannu	Director
Geraldine Pannu

/s/ Khoso Baluch	Director
Khoso Baluch

/s/ James Neal	Director
James Neal

/s/ David Young, Pharm.D, Ph.D	President of Research and Development, Director

David Young, Pharm.D, Ph.D